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                                                                EXHIBIT (10)-1



November 21, 1994


Mr. R. A. Abdoo
231 West Michigan Street
Milwaukee, Wisconsin 53201

Dear Mr. Abdoo:

                          RE:  SUPPLEMENTAL BENEFITS
                               ---------------------

This letter agreement replaces in its entirety the letter agreement between us dated December 14, 1990 and signed by you on December 18, 1990.

In consideration of your service with Wisconsin Energy Corporation and its subsidiaries (hereinafter collectively called the Corporation) and your agreement to devote your individual best efforts to the interest of said Corporation in the future, it is agreed that supplemental benefits as described in this Agreement will be provided on behalf of the Corporation by Wisconsin Electric Power Company (hereinafter called the Company).

Retirement
- ----------

Upon your retirement at age 60 or older (or prior to age 60 with the approval of the Boards of Directors of Wisconsin Energy Corporation and the Company), the Company will pay a supplemental monthly retirement benefit equal to the difference between (1) and (2) below, less the amount of the monthly vested retirement benefits payable to you at age 65 under defined benefit plans from previous employers for periods of employment prior to your employment by the Corporation, where (1) and (2) are defined as follows:

(1) equals the monthly retirement benefit payable from the Management Employees' Retirement Plan of the Company or such successor Plans as may be adopted by the Company (hereinafter called the Plan) plus the amounts of any actual "make whole" pension supplements due under the provisions of Section IX(1) and (2) of the Wisconsin Energy Corporation Executive Deferred Compensation Plan, plus any amount payable under Monthly Benefit A under the Corporation's Supplemental Executive Retirement Plan, and

(2) equals the monthly retirement benefit which would have been payable from the Plan calculated without regard to any limitations imposed by
      Section 415 of the Internal Revenue Code or any limitation on annual compensation, as adjusted from time to time, imposed by
      Section 401(a)(17) of such Code and under the assumptions that (i) your participation in the Plan had commenced on the first day of the month following your twenty-fifth birthday and continued uninterrupted thereafter, (ii) any deferrals of base salary you elected under the Corporation's Executive Deferred Compensation Plan were disregarded and instead included in your compensation base for calculating retirement income under the Plan, and (iii) the amount of any Performance Award, Incentive Award or special award, calculated at the time of its determination by the Board of Wisconsin Energy Corporation had also been included in your compensation base for calculating retirement income under the Plan.

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The reduction amount with respect to benefits payable to you at age 65 under defined benefit plans from previous employers shall be converted into an actuarial equivalent of a Life Annuity Form payable at age 65 using the actuarial equivalency factors under the Plan, but shall be subtracted, without any further adjustment, from any supplemental monthly retirement benefit calculated as above set forth whenever the same commences whether before or after your 65th birthday. Further, such reduction amount applies to any supplemental monthly retirement benefit calculated as above set forth and expressed as a Life Annuity Form of benefit and shall be made prior to the application of factors applicable for any other form of benefit available under the provisions of the Plan. Prior to the time of retirement, you will provide the Company with certified information regarding any such defined benefit retirement benefits payable or to be payable to you by a previous employer.

Preretirement Spouse's Benefit
- ------------------------------

In the event of your death while in the employ of the Corporation, the Company will pay to your surviving spouse a monthly benefit equal to the difference between (a) and (b) below, but reduced as provided below to reflect the value of any vested defined benefit retirement benefits attributable to prior employment as set forth under the "Retirement" paragraph of this letter, where
(a) and (b) are defined as follows:

      (a) equals the monthly spouse's benefit, if any, payable from the Plan plus the amounts of any actual "make whole" spousal pension supplements due under the provisions of Section IX(1) and (2) of the Wisconsin Energy Corporation Executive Deferred Compensation Plan, plus any amount payable under Monthly Benefit A under the Corporation's Supplemental Executive Retirement Plan, and

      (b) equals the monthly spouse's benefit which would have been payable from the Plan calculated on all the same assumptions as set forth in subsection (2) of the "Retirement" paragraph of this letter.

The reduction amount with respect to vested defined benefit retirement benefits attributable to prior employment is to be applied by reducing the monthly surviving spouse benefit calculated as above set forth by one-half of the dollar amount of the vested benefit which would have been offset under the "Retirement" paragraph of this letter.

Condition of Payment
- --------------------

All of the terms and conditions of the supplemental benefits provided herein shall be subject to and shall be administered as if such supplemental benefits were payable directly from the Plan. No supplemental benefits, other than those specifically provided herein, shall be paid by the Company or the Corporation upon your termination of employment with the Corporation for any other reasons.

The form of your supplemental benefits will follow the form payable to you from the Plan. However, notwithstanding any other provision hereof, you may






                                     - 2 -
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at the time of your retirement make a written request to the Board of
Directors of the Corporation for a single lump sum payment of an amount equal to the then present value of all supplemental benefits accrued under this letter agreement, calculated using (i) an interest rate equal to the five-year United States Treasury Note yield in effect on the last business day of the month prior to the payment (as reported in the WALL STREET JOURNAL or comparable publication), and (ii) the mortality tables then in use under the Plan. The Board of Directors of the Corporation, in its sole and absolute discretion, may grant or deny such request.

Further, upon the occurrence of a "Change in Control" of the Corporation (as defined in Exhibit A attached to and made a part of this letter), then notwithstanding any other provision hereof, the Corporation shall promptly pay to you or to anyone then receiving supplemental benefits under this letter agreement a single lump sum payment of an amount equal to the then present value of all such supplemental benefits accrued (whether or not in pay status and without regard to whether your employment is continuing), calculated using the same assumptions as set forth in the immediately preceding paragraph, with an interest rate to equal the five-year United States Treasury Note yield in effect on the last business day of the month prior to the date when the Change in Control occurred. If you continue in employment and the supplemental benefits provided for in this letter continue, appropriate provisions shall be made so that any subsequent payments under this letter agreement are reduced to reflect the value of such lump sum payment.

All amounts payable under this letter agreement shall be subject to all applicable withholding taxes. The Corporation may establish a grantor trust to serve as a vehicle to hold such contributions as the Corporation may choose to make to pre-fund its obligations hereunder, but the trust shall be designed so that this letter agreement remains an unfunded arrangement and your rights to benefits under this letter agreement shall be those of an unsecured creditor.

If the terms of this agreement are satisfactory to you, please indicate your acceptance below.

Sincerely,

WISCONSIN ENERGY CORPORATION


By: /s/John H. Goetsch
    -------------------------------
    Vice President and Secretary

I understand, accept and agree to all the provisions and conditions contained in the above Agreement.

/s/R. A. Abdoo
- ----------------------------------
R. A. Abdoo

Nov. 22, 1994
- ----------------------------------
Date





                                     - 3 -
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                                   EXHIBIT A


                         CHANGE IN CONTROL DEFINITION



      For purposes of this Plan, a "change in control" with respect to Wisconsin Energy Corporation shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

            (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

            (b) individuals who constitute a majority of the Board immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;

            (c) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 60% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company;

            (d) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets not in the ordinary course of business to another person or entity; or

            (e) the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company.

      These Change in Control provisions shall apply to successive Changes in Control on an individual transaction basis.


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[WEC Letterhead]



April 26, 1995

Mr. Richard A. Abdoo
2413 West Range Line Terrace 99N
Mequon, WI 53092

      RE: Amendment to Supplemental Benefits Letter Dated November 21, 1994


Dear Dick:

The purpose of this letter is to set forth an amendment to the above-referenced Supplemental Benefits Letter (the "Letter Agreement").

Subject to your acceptance, set forth below, the Letter Agreement is amended as follows:

      a)  The third paragraph thereof is replaced with the following:

          "Upon your retirement at or after age 58 (and if your actual retirement occurs at or after age 58 but prior to age 60, you shall be deemed to be age 60 for purposes of all calculations under this letter agreement), or prior to age 58 with the approval of the Boards of Directors of Wisconsin Energy Corporation and the Company, the Company will pay a supplemental monthly retirement benefit equal to the difference between (1) and (2) below, less the amount of the monthly vested retirement benefits payable to you at age 65 under defined benefit plans from previous employers for periods of employment prior to your employment by the Corporation, where (1) and (2) are defined as follows:

          (1) equals the sum of the monthly retirement benefits payable from the Management Employees' Retirement Plan of the Company and Wisconsin Natural Gas Company or such successor plans as may be adopted by either company (hereinafter called "the Plans") plus the amounts of any actual "make whole" pension supplements due under the provisions of Section IX(1) and (2) of the Wisconsin Energy Corporation Executive Deferred Compensation Plan, plus any amount payable under Monthly Benefit A under the Corporation's Supplemental Executive Retirement Plan, and (2) equals the sum of the monthly retirement benefits which would have been payable from the Plans, calculated without regard to any limitations imposed by
          Section 415 of the Internal Revenue Code or any limitation on annual compensation, as adjusted from time to time, imposed by
          Section 401(a)(17) of such Code, and under the assumptions that (i) your participation in the Plans had commenced on the first day of the month following your twenty-fifth birthday and continued uninterrupted thereafter, (ii) any deferrals of base salary you elected under the Corporation's Executive Deferred Compensation Plan were disregarded and instead included in your compensation base for calculating retirement income under the Plans, and (iii) the amount of any Performance Award, Incentive Award or special award, calculated at the time of its determination by the Board of


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Mr. R. A. Abdoo
April 26, 1995
Page 2

          Wisconsin Energy Corporation, had also been included in your compensation base for calculating retirement income under the Plans."

      b) The word "Plans" is substituted for the word "Plan" wherever it appears after the third paragraph.

If the terms of this amendment are satisfactory to you, please indicate your acceptance below.

Sincerely,

WISCONSIN ENERGY CORPORATION



By:  /s/ J. H. Goetsch
   ------------------------------------
     J. H. Goetsch
     Vice President and Secretary



I understand, accept and agree to the above amendment to the Letter Agreement.



 /s/ R. A. Abdoo
- -----------------------------------
R. A. Abdoo


   May 23
- -----------------------------, 1995
           Date